Exhibit 32.2

Certification Pursuant To
18 U.S.C. Section 1350,
As Adopted Pursuant To
Section 906 Of The Sarbanes-Oxley Act Of 2002

     In connection with the Quarterly Report of Supatcha Resources Inc. (the “Company”) on Form 10-Q for the quarter ending August 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Brian Matsun, Treasurer, Principal Financial Officer, Principal Accounting Officer and Director of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of Supatcha Resources Inc.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

SUPATCHA RESOURCES, INC.

By:	/s/ Brian Matsun
Brian Matsun
Treasurer, Principal Financial Officer
Principal Accounting Officer and Director

Date:	October 13, 2009